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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                December 15, 2005

                          ----------------------------

                                 QORUS.COM, INC.
               (Exact name of registrant as specified in charter)

                                     Florida
         (State or other Jurisdiction of Incorporation or Organization)

         0-27551                                         65-0358792
(Commission File Number)                      (IRS Employer Identification No.)


                                 936A Beachland
                               Boulevard, Suite 13
                              Vero Beach, FL 32963
                         (Address of Principal Executive
                              Offices and zip code)

                                 (772) 231-7544
                             (Registrant's telephone
                          number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

      Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Qorus.com, Inc. ("Qorus") and EcoTechnology, Inc. ("EcoTech") (collectively, Qorus and EcoTech are referred to herein as the "Companies") to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Companies, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The actual results of the Companies could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Qorus undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement.

      On December 15, 2005, Qorus.com, Inc., a Florida corporation ("Qorus"), entered into an agreement and plan of merger ("Merger Agreement") with EcoTechnology, Inc., a Delaware corporation ("EcoTech") and Qorus Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Qorus ("Merger Sub").

      Under the Merger Agreement, Qorus and EcoTech will enter into a business combination transaction by means of a merger ("Merger") between Merger Sub and EcoTech in which EcoTech will merge with Merger Sub and be the surviving entity, through an exchange of all the issued and outstanding shares of common and preferred stock of EcoTech for shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Qorus ("Preferred Stock"). Following the closing of the Merger ("Closing"), EcoTech will continue as a wholly-owned subsidiary of Qorus.

      The Merger Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the Merger and the other transactions contemplated by the Merger Agreement. The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to this Exhibit 2.1.

      In connection with the Merger, (i) each outstanding share of EcoTech common stock ("EcoTech Common Stock") will be converted into the right to receive .27326419 share of Preferred Stock; (ii) each outstanding share of EcoTech preferred stock ("EcoTech Preferred Stock") will be converted into the right to receive 2.7326419 shares of Preferred Stock; and (iii) each outstanding option and warrant to purchase one (1) share of EcoTech Common Stock will be assumed by Qorus and converted into an option or warrant to purchase 273.26419 shares of Qorus common stock (with the exercise price being adjusted accordingly). The exchange ratios set forth above are subject to adjustment in the event the Capital Raise (defined below) is less than or exceeds $10,000,000 in gross proceeds.

      The consummation of the Merger is contingent on a minimum of $10,000,000 (or such lesser amount as mutually agreed to buy Qorus and EcoTech) being subscribed for, and funded into escrow, by certain accredited and institutional investors ("Investors") for the purchase of convertible notes ("Notes") directly from Qorus promptly after the closing of the Merger under terms and conditions approved by Qorus' board of directors immediately following the Merger ("Capital Raise"). The closing of the Capital Raise will be contingent on the closing of the Merger.

      As of November 30, 2005, EcoTech common stock, preferred stock, options and warrants outstanding were as follows:

      o 1,463,167 shares of common stock (including 21,623 shares that will be issued to a finder in connection with the Merger immediately prior to Closing).

      o 6,360.50 shares of preferred stock in three separate series (each share of which is convertible into ten shares of common stock).

      o Options to purchase 484,000 shares of common stock at an exercise price of $10.00 per share.

      o Warrants to purchase 408,412 shares of common stock at an exercise price ranging from $0.00 to $22.50 per share.

      Assuming no EcoTech stockholder elects dissenters' rights and further assuming a Capital Raise of $10,000,000, the EcoTech stockholders will be issued 417,212.19 shares of Preferred Stock in the Merger. As a condition of the Closing, EcoTech stockholders holding approximately 14,304.29 shares of Preferred Stock received in the Merger will be redeemed by Qorus for not more than $880,000 out of the proceeds of the Capital Raise ("Preferred Share Buy-out").

      Each share of Preferred Stock will be convertible into 1,000 shares of Qorus' common stock. Accordingly, upon completion of the Merger and the Preferred Share Buy-out, and assuming a Capital Raise of $10,000,000, the EcoTech stockholders will own 402,907.90 shares of Preferred Stock (equivalent to 402,907,900 shares of Qorus' common stock on an as-converted basis) and the current Qorus stockholders will own 46,174,800 shares of Qorus' common stock. Upon conversion of the Preferred Stock, the EcoTech stockholders will own approximately 89.8% of the total outstanding shares of Qorus' common stock, and the current Qorus stockholders will own approximately 10.2% of the total outstanding shares of Qorus' common stock. The ownership interests of the EcoTech stockholders and the current Qorus' stockholders will be subject to dilution for: (i) the options and warrants to be assumed by Qorus in connection with the Merger, (ii) the shares of Qorus common stock underlying the Notes to be issued to Investors in the Capital Raise, (iii) the warrants to be issued to the Investors and placement agent in connection with the Capital Raise, and (iv) certain shares of Preferred Stock to be issued to certain note holders upon conversion of notes totaling approximately $1,726,165 as of September 30, 2005, which is a condition of the Merger.

      The issuance of the shares of Preferred Stock to the EcoTech stockholders in the Merger and, upon conversion of such shares of Preferred Stock, the shares of Qorus common stock underlying such shares of Preferred Stock, is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and such other available exemptions. The Notes and Warrants issuable to Investors under the Capital Raise are being offered to accredited investors only pursuant to an exemption from registration contained in Section 4(2) and Regulation D. The shares of Preferred Stock and the shares of Qorus common stock underlying the Notes and Warrants may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission ("Commission") or with any state securities commission in respect of the Merger or the Capital Raise. However, as a condition to the Capital Raise, Qorus will agree to register for public re-sale the common stock underlying the Notes and Warrants issued to the Investors in the Capital Raise. In addition, up to 25% of the shares of Common Stock underlying the Preferred Stock issued in the Merger may be registered for public re-sale after the Merger (excluding any shares held by persons who were officers or directors of EcoTech immediately prior to the Merger).

      Qorus is presently authorized under its Certificate of Incorporation to issue 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Of the 5,000,000 shares of preferred stock authorized, 1,000,000 shares will be designated as Series A Convertible Preferred Stock pursuant to a certificate of designations ("Certificate of Designations"), which will be approved by Qorus' board of directors, and filed with and accepted by, the Secretary of State of the State of Florida prior to the Closing of the Merger. Currently, Qorus has 46,174,800 shares of common stock outstanding and no shares of preferred stock outstanding.

      The Preferred Stock will be convertible into 1,000 shares of Qorus' common stock (the "Conversion Rate"). The Preferred Stock will immediately and automatically be converted into shares of Qorus' common stock (the "Mandatory Conversion") upon the approval by a majority of Qorus' stockholders (voting together on an as-converted-to-common-stock basis), following the Merger and the Capital Raise, of a 1 for 10 reverse stock split of Qorus' outstanding common stock ("Reverse Split").

      The holders of shares of Preferred Stock will be entitled to vote together with the holders of Qorus' common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each share of Preferred Stock will carry a number of votes equal to the number of shares of common stock issuable as if converted at the record date. As such, immediately following the Merger and the Preferred Share Buy-out, assuming gross proceeds from the Capital Raise of $10,000,000 and no conversion of Notes or exercise of Warrants issued in the Capital Raise, the EcoTech stockholders will have 89.8% of the total combined voting power of all classes of Qorus stock entitled to vote.

      Upon Mandatory Conversion of the shares of Preferred Stock, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, and assuming gross proceeds from the Capital Raise of $10,000,000 and no conversion of Notes or exercise of Warrants issued in the Capital Raise, the EcoTech stockholders will, in the aggregate, receive approximately 40,290,790 shares of Qorus' common stock, representing 89.8% of the outstanding shares of Qorus' common stock immediately following the Mandatory Conversion. The existing stockholders of Qorus will, following the Mandatory Conversion and Reverse Split, and assuming gross proceeds from the Capital Raise of $10,000,000 and no conversion of Notes or exercise of Warrants issued in the Capital Raise, own approximately 4,617,480 shares of Qorus' common stock, representing 10.2% of the outstanding shares of common stock.

      In connection with the Reverse Split, Qorus' board of directors may, in its discretion, provide special treatment to certain Qorus stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event Qorus' board determines to provide such special treatment, Qorus stockholders holding 1,000 or fewer shares of common stock but at least 100 shares of common stock will receive 100 shares of common stock after the Reverse Split, and persons holding less than 100 shares of common stock would not be affected. The terms and conditions of special treatment afforded to Qorus stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of Qorus' board of directors.

      Effective as of the Closing of the Merger, and subject to applicable regulatory requirements, including the preparation, filing and distribution to the Qorus stockholders of a Schedule 14(f)-1 Notice to Stockholders at least ten
(10) days prior to Closing, Kevin R. Keating, Qorus' current sole officer and director will resign such positions and will appoint as directors:

      o     Richard J. Lewis, the current Chairman and CEO of EcoTech

      o     George P. Winkel, the current CFO and a director of EcoTech

      o Peter F. Connor, Bruce Johnson, Bruce A. Porter and Jerry Wilkerson, each of whom are a current director of EcoTech

      As a condition to the Closing of the Merger, Keating Reverse Merger Fund, LLC ("KRM Fund"), Qorus' current controlling stockholder, and EcoTech stockholders holding a majority of the Preferred Stock received in the Merger, will agree to vote their shares of Qorus' voting securities: (i) to elect one member to Qorus' board to be designated by KRM Fund (the "KRM Fund Designate") for a period of one year following the Closing and to vote for such other persons that may be designated by Richard J. Lewis to fill any vacant position on the board of directors (other than KRM Fund Designate), and (ii) to approve the Reverse Split, the adoption of a stock incentive plan, and the change of Qorus' corporate name (collectively, the "Actions").

      Within ninety days following the Merger, Qorus has agreed to cause its board of directors to satisfy the independence, audit and compensation committee and other corporate governance requirements under the Sarbanes-Oxley Act of 2002 (the "SOX Act"), the rules and regulations promulgated by the SEC, and the requirements of either NASDAQ or American Stock Exchange ("AMEX") as selected by Qorus, whether or not Qorus' common stock is listed or quoted, or qualifies for listing or quotation, on such national exchanges.

      Additional information concerning Richard J. Lewis, George P. Winkle, the other directors to be appointed to Qorus' board as part of the Merger will be included in the Schedule 14(f)-1 Notice to Stockholders which will be filed with the SEC and mailed to stockholders at least ten (10) days prior to the Closing of the Merger.

      At or prior to the Closing, Qorus will also enter into a certain financial advisory agreement with Keating Securities, LLC ("Keating Securities"), a registered broker-dealer, under which Keating Securities will be compensated by Qorus for its advisory services rendered to Qorus in connection with the Merger. The transaction advisory fee will be $290,000, with the payment thereof being subject to the Closing of the Merger and the completion of the Capital Raise.

      Qorus and EcoTech have each agreed to continue to operate their business in the ordinary course prior to the Merger. In addition, Qorus is able to pursue the Capital Raise, subject to the approval of the terms and conditions thereof by the board of Qorus promptly following the Closing of the Merger.

      Under the Merger Agreement, each of Qorus and EcoTech have agreed to do certain things, some of which are conditions to the Merger transaction. Each company is obligated to (a) obtain all necessary approvals for various aspects of the transaction, (b) give the other access to the records and personnel to complete due diligence review, (c) proceed expeditiously to undertake all actions so as to be able to consummate the Merger, (d) in the case of EcoTech, deliver audited financial statements including a balance sheet as of September 30, 2005 and statements of operations, cash flows and stockholders' equity for the years ended September 30, 2005 and 2004, and (e) refrain from soliciting or initiating proposals from, providing information to or holding discussions with any party concerning any sale of assets or any material portion of any capital stock or any merger, consolidation, business combination, liquidation or similar transaction, subject to the fiduciary obligations of directors generally.

      Consummation of the Merger is conditioned upon $10,000,000 (or such lesser amount as agreed by Qorus and EcoTech) being held in escrow at the time of the consummation of the Merger with such funds being available for release to Qorus upon the Closing of the Merger and the approval of the terms and conditions of the Capital Raise by Qorus' board after the Merger. Consummation of the Merger is also contingent upon (i) preparation, filing and distribution to the Qorus stockholders of a Schedule 14(f)-1 Notice to Stockholders, and (ii) continued quotation of Qorus' common stock on the Over-the-Counter Bulletin Board.

      The representations and warranties of the parties to the Merger Agreement generally do not survive the Closing.

      The Merger Agreement may be terminated as follows: (i) by mutual consent,
(ii) by either party if the Merger is not consummated by January 31, 2006, (iii) by either party if the Merger is prohibited by issuance of an order, decree or ruling, or (iv) by either party if the other is in material breach of any representation, warranty, covenant or agreement. In the event of termination, both parties are responsible for their own expenses.

      Because an integral part of the Merger is the completion of the Capital Raise in the amount of $10,000,000 (or such lesser amount as agreed to by Qorus and EcoTech), the minimum amount of the Capital Raise must be subscribed and funded in escrow prior to the Closing of the Merger. The funds from the Capital Raise will be released to Qorus within three days following the Closing of the Merger and after the approval of the terms and conditions of the Capital Raise by Qorus' board and acceptance of the subscriptions by Qorus. If Qorus' board fails to approve the Capital Raise or Qorus does not accept the subscriptions within such three day period, then the Merger will be rescinded, and the Capital Raise cancelled with the escrowed subscriptions for the Notes returned to the Investors, without interest or deduction. Additionally, in the event of a rescission of the Merger, all other aspects of the Merger will be cancelled and the Qorus and EcoTech stockholders restored to their relative ownership and positions as it was immediately prior to the Merger.

      The directors of Qorus have approved the Merger Agreement and the transactions contemplated thereunder. The directors of EcoTech have approved the Merger Agreement and the transactions contemplated thereunder. The Merger Agreement and the transactions contemplated thereunder require the approval of EcoTech's stockholders before the Merger can be consummated. The parties expect the closing of the transactions under the Merger Agreement to occur on or about January 15, 2006. However, there can be no assurances that the Merger will be completed.

      On November 17, 2005, in its Current Report on Form 8-K dated November 16, 2005, Qorus reported the execution of a letter of intent to acquire EcoTech.

      Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KRM Fund, which is the current majority stockholder of Qorus, and Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KRM Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of Qorus' common stock owned by KRM Fund. Similarly, Keating Investments, LLC, KRM Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of Qorus' common stock currently owned by Kevin R. Keating.

Business of Qorus

      Qorus is currently a shell company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which Qorus would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

Business of EcoTech

      EcoTech is in the business of designing, building, owning and operating industrial plants that deploy a state-of-the-art, proprietary thermal drying and gasification process to reduce human waste (commonly referred to in the industry as "sludge" or "biosolids") into dry bio-ash that is beneficially reused in mulch, fertilizer, and building products. EcoTech's patented waste-to-energy technology transforms human waste sludge into syngas, which is then used to fuel the thermal drying process - resulting in an 83% reduction in energy costs compared to conventional thermal drying methods. EcoTech's technology is both a cost effective and environmentally "green" solution compared to other waste disposal alternatives including trucking, land filling, composting, land application and incineration.

      Developed over nine years with invested capital of over $20 million, EcoTech's flagship plant at the Philadelphia Biosolids Recycling Center ("PBRC") is fully operational processing up to 10 tons of wet sludge per hour. A tax-exempt bond issuance of $20 million has been approved to refinance the existing PBRC facility and to begin construction on two additional plants in 2006. When the two additional plants are fully operational, EcoTech expects to process nearly 240,000 wet tons of sludge annually which is expected to generate annual revenues of approximately $10 million over the 10 to 20 year expected duration of the contract. The authorization and approval of the tax-exempt bonds from the 2005 appropriations does not guarantee that such bonds will be issued. There is also no assurance that EcoTech and the City of Philadelphia will successfully negotiate the construction of the two additional plants.

      EcoTech's thermal drying and gasification system ("EcoTech System" or "ZorTech System") addresses the wastewater treatment industry's increasing desire for human waste volume reduction methodologies. Methods for economically reducing the volume of human waste before final disposal are becoming increasingly important because fuel costs are high, landfill sites are becoming harder to find and more expensive to use, composting is cost prohibitive and government regulators and the public are increasingly demanding more environmentally-friendly solutions. EcoTech provides a cost effective, environmentally-sound solution that can reduce ten tons of wet sludge to three tons of potential fuel that is then gasified. Once gasified, the fuel produced from that process is then used to power the EcoTech System. When the process is completed, one ton of inert bio-ash remains. The bio-ash can be reused in mulch, fertilizer, and building products.

      EcoTech has targeted the largest 38 cities in the U.S. representing a $940 million market at EcoTech's anticipated prices and merchant plants, which allow EcoTech's business development in rural areas by grouping biosolid processing contracts under one venue, representing a target market of a $750 million market at EcoTech's anticipated pricing. As the first company to management's knowledge to receive a municipal contract to operate a waste-to-energy facility to turn sludge into syngas with a bone dry bio-ash byproduct, EcoTech now has a "first mover" window of opportunity to dominate the human waste disposal industry - and given the industry's market shift to moisture removal and volume reduction processes - EcoTech is strongly positioned to secure long-term municipal "franchise" grants analogous to municipal cable franchises. EcoTech also presents excellent defensive investment characteristics with revenues not subject to seasonal or economic cycles - people must flush every day. EcoTech's business model is to design, build, own and operate municipal plants and merchant plants (which can serve the needs of a group of smaller wastewater facilities) pursuant to 10 to 20 year contracts at an established fee per ton of wet sludge processed with annual fee escalators.

      The corporate headquarters of EcoTech are located at 3406 American River Drive, Suite B, Sacramento, CA 95864.

      The business of EcoTech involves a number of risks and uncertainties that could cause the actual results of either company to differ materially from those estimated by management from time to time. Potential risks and uncertainties, include, but are not limited to, such factors as fluctuations in demand for each company's products, the introduction of new products, the company's ability to attract and maintain customers and strategic business relationships, the impact of competitive products and pricing, growth in target markets, the adequacy of the company's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Qorus' filings with the United States Securities and Exchange Commission should the Merger transaction contemplated by the Merger Agreement be completed.

Item 9.01 Financial Statements and Exhibits.

      (a)   Financial statements of business acquired. None.

      (b)   Pro forma financial information. None.

      (c)   Exhibits.

            2.1 Merger Agreement by and between Qorus.com, Inc., Qorus Acquisition, Inc. and EcoTechnology, Inc. dated December 15, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Qorus Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Qorus Corporation

Date:  December 16, 2005               By:    /s/ Kevin R. Keating
                                              ----------------------------------
                                              Kevin R. Keating, President and
                                              Sole Director

                                  EXHIBIT INDEX

Exhibit Number                Description of Exhibit
--------------        ----------------------------------------------------------

        2.1 Merger Agreement by and between Qorus.com, Inc., Qorus Acquisition, Inc. and EcoTechnology, Inc. dated December 15, 2005.


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